STATE OF ARIZONA
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                 INTERNATIONAL LEISURE ENTERPRISES INCORPORATED


         Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned Arizona corporation adopts the attached Amendments to its Articles of Incorporation.

FIRST: The name of the corporation is INTERNATIONAL LEISURE ENTERPRISES INCORPORATED.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which was adopted by the shareholders of the corporation on April 18, 1990, in the manner prescribed by the applicable Arizona Revised Statutes.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 3,916,166; and the number of shares entitled to vote thereon was 2,571,157.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were as follows:

                    Class or Series                    Number of Shares
                    ---------------                    ----------------
                        Common                             2,571,157

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

         Class or Series    Number of Shares For    Number of Shares Against
         ---------------    --------------------    ------------------------
             Common               2,571,157                   None

SIXTH: The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

SEVENTH: The amount of stated capital is not affected by the amendments.




DATED:        5/2/90
      -----------------------
                                               INTERNATIONAL LEISURE
                                               ENTERPRISES INCORPORATED,
                                               An Arizona corporation


                                               By       NANCY J. STONE
                                                  ------------------------
                                                        Nancy J. Stone
                                                          President

                                               By       JUDY L. SCHMUCKER
                                                  -------------------------
                                                        Judy L. Schmucker
                                                            Secretary
STATE OF ARIZONA

County of Maricopa

         The foregoing instrument was acknowledged before me this 2nd day of May, 1990, by Nancy J. Stone, the President of International Leisure Enterprises Incorporated, an Arizona corporation, on behalf of the corporation.


                                                      SUSAN MALONE
                                                     ---------------
                                                      Notary Public

                                              FORMERLY KNOWN AS E. SUSAN SPINK
My Commission Expires:

  January 24, 1992
----------------------

STATE OF ARIZONA

County of Maricopa

         The foregoing instrument was acknowledged before me this 2nd day of May, 1990, by Judy L. Schmucker, the Assistant Secretary of International Leisure Enterprises Incorporated, an Arizona corporation, on behalf of the corporation.

                                                        SUSAN MALONE
                                                        -------------
                                                        Notary Public

                                               FORMERLY KNOWN AS E. SUSAN SPINK
My Commission Expires:

  January 24, 1992
----------------------



                                  AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                       OF
                 INTERNATIONAL LEISURE ENTERPRISES INCORPORATED

Section 4

The authorized capital stock of this Corporation shall be (1) forty million ($40,000,000) shares of common stock having no par value, and (2) ten million ($10,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per shares.

Section 4.1

Preferred Stock

Of the shares of capital stock hereinbefore authorized, ten million ($10,000,000) shares having a par value of Ten Dollars ($10.00) per share shall constitute Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such designation and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are fixed by the Board of Directors from time to time. Authority is hereby expressly vested in and granted to the Board of Directors of this Corporation from time to time, subject to the provisions of this Paragraph, to adopt a resolution or resolutions dividing the shares of Preferred Stock into one or more series and, with respect to each such series, fixing the following:

(a) The number of shares to constitute such series and the distinctive designation thereof;

(b) The annual dividend rate on the shares of such series and the date or dates from which dividends shall be accumulated as herein provided;

(c) The times when and the price at which shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions and the amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may differ purchase, retirement or sinking fund from the case of shares otherwise redeemed;

(d) The amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of this Corporation, which amount may vary depending on whether such liquidation, dissolution or winding-up is voluntary or involuntary and, if voluntary may vary at different dates;

(e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and , if so, the extent to the manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of said fund or funds;

(f) Whether or not the shares of such series shall be convertible into shares of stock of any other class or classes, or of any other series of Preferred Stock or series of other class of shares, and if so convertible, the price or prices, the rate or rates of conversion and the method, if any, of adjusting the same;

(g) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by this Corporation or any subsidiary of this Corporation, of the common Stock or any other class or series of stock of this Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation;

(h) The conditions or restrictions, if any, upon the creation of indebtedness of this Corporation or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

(i)  The regular and/or special voting powers, if any, of such series; and

(j) Such other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, as shall not be inconsistent with these Articles or applicable law.

The Board of Directors also have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it, provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding.

No Preemptive Rights, Stock Options and Rights.

No stockholder of this Corporation shall have any preemptive or other similar right or option with respect to shares of capital stock proposed to be offered or issued by this Corporation. The Board of Directors shall have the authority to create and issue rights and options entitling the holders thereof to purchase from this Corporation shares of its capital stock. Any such rights or options need not be offered or issued generally to stockholders of this Corporation and may be offered or issued to such persons (including directors, officers and/or employees of this Corporation and/or any affiliate) as the Board of Directors deems appropriate.